CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984 and (ii) Registration
Statement No. 33-41007 on Form S-8 filed June 7, 1991, pertaining to the GATX Corporation Salaried Employees Retirement Savings Plan, of our report dated May 20, 1998 with respect to the financial statements of GATX Corporation Salaried Employees Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1997.



                                                              ERNST & YOUNG LLP




Chicago, Illinois
June 23, 1998